                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 9, 2006

                            Kimco Realty Corporation

               (Exact Name of Registrant as Specified in Charter)

            Maryland                      1-10899               13-2744380
   ---------------------------         --------------       ------------------
  (State or Other Jurisdiction          (Commission           (I.R.S. Employer
        of Incorporation)                File Number)        Identification No.)

                             3333 New Hyde Park Road
                       New Hyde Park, New York 11042-0020

                    (Address of Principal Executive Offices)

                              --------------------

                                 (516) 869-9000

              (Registrant's telephone number, including area code)

          (Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. Below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b)
    under the Exchange Act (17 CFR240.14d-2b))
|_| Pre-commencement communications
    pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS TO US OF OUR REIT ELECTION

         A SUMMARY OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING TO US AND OUR ELECTION TO BE TREATED AS A REAL ESTATE INVESTMENT TRUST ("REIT") IS SET FORTH IN THE PROSPECTUS CONTAINED IN OUR REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-126756) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ON JULY 25, 2005 (THE "PROSPECTUS") UNDER THE HEADING "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS TO US OF OUR REIT ELECTION." THE FOLLOWING DISCUSSION MODIFIES THAT SUMMARY TO ADDRESS CHANGES TO THE LAW MADE BY THE GULF OPPORTUNITY ZONE ACT OF 2005 (THE "GULF ACT"). THIS DISCUSSION SHOULD BE READ TOGETHER WITH THE DISCUSSION SET FORTH IN THE PROSPECTUS.

         Certain relief provisions may be available to us if we discover a failure to satisfy any of the REIT asset tests described under the caption "Material Federal Income Tax Considerations to Us of Our REIT Election - Asset Tests" after a 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our non-qualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000 and (ii) we dispose of the non-qualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. The Gulf Act clarifies that, in the case of violations of the 5% and 10% asset tests, in excess of the de minimis exception described above, and in the case of violations of any other asset tests (whether or not such violations are de minimus), if such violation is due to reasonable cause and not due to willful neglect, then we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) the disposing of sufficient assets, or the taking of other actions, to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

         As described in the Prospectus under the caption "Material Federal Income Tax Considerations to Us of Our REIT Election - Income Tests," from time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Any income we derive from a hedging transaction will be nonqualifying income for purposes of the 75% gross income test. Income from such a hedging transaction entered into on or after January 1, 2005 that is clearly identified as such as specified in the Code will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test. The Gulf Act clarifies that this rule applies only to hedging transactions entered into on or after January 1, 2005. The Gulf Act further provides that, except to the extent provided by Treasury regulations, income from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 9, 2006                        KIMCO REALTY CORPORATION
                                               (registrant)


                                               By:  /s/ Michael V. Pappagallo
                                               ---------------------------------
                                               Name: Michael V. Pappagallo
                                               Its: Executive Vice President
                                               and Chief Financial Officer